Amendment No. RI0487T02B

AMENDMENT TO THE CONSTRUCTION AND REVOLVING TERM LOAN SUPPLEMENT

THIS AMENDMENT is entered into as of March 24, 2009, between **FARM CREDIT SERVICES OF MID-AMERICA, FLCA** ("Farm Credit") and **GREEN PLAINS OBION LLC, Rives, Tennessee (formerly known as ETHANOL GRAIN PROCESSORS, LLC, Rives, Tennessee)** (the "Company").

BACKGROUND

Farm Credit and the Company are parties to a Construction and Revolving Term Loan Supplement dated August 31, 2007, (such agreement, as previously amended, is hereinafter referred to as the "Supplement"). Farm Credit and the Company now desire to amend certain sections of the Supplement. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree that the following sections of the Supplement are hereby amended to read as follows:

1. Section 5 of the Supplement is hereby amended and restated to read as follows:

SECTION 5. **Interest and Fees.**

(A) **Interest.** The Company agrees to pay interest on the unpaid principal balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

(1) **Agent Base Rate.** At a rate per annum equal at all times to the rate of interest established by Agent from time to time as its Agent Base Rate, which Rate is intended by Agent to be a reference rate and not its lowest rate plus the Pricing Adjustment set forth in Section 5(A)(4) below. The Agent Base Rate will change on the date established by Agent as the effective date of any change therein and Agent agrees to notify the Company of any such change.

(2) **Quoted Rate.** At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 180 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 10.

(3) **LIBOR.** At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus the Pricing Adjustment set forth in Section 5(A)(4) below. Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, 6, 9 or 12 months as selected by the Company; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be 10; and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on

"Eurocurrency Liabilities" (as hereinafter defined) for banks subject to "FRB Regulation D" (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9 or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) "Eurocurrency Liabilities" shall have meaning as set forth in "FRB Regulation D"; and (e) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(4) **Pricing Adjustment.** The interest rate spread parameters set forth in Subsections (1) and (3) above shall be decreased in accordance with the following schedule upon full payment of $18,000,000.00 in Free Cash Flow Payments (as defined in Section 6 of Construction and Revolving Term Loan Supplement numbered RI0487T01A):

Pricing Type	Initial Spread	Spread After Completion of $18,000,000.00 of Free Cash Flow Payments
Agent Base Rate	+100 Basis Points	+75 Basis Points
LIBOR	+390 Basis Points	+365 Basis Points

The applicable interest rate adjustment shall (i) become effective 30 calendar days after completion of $18,000,000.00 in Free Cash Flow Payments; and (ii) shall be effective on a prospective basis only and shall not affect existing fixed rate pricing.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent's request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as Agent shall require in a written notice to the Company; provided, however, in the

event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

2. Except as set forth in this amendment, the Supplement, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA	GREEN PLAINS OBION LLC
By: ______________________	By: Ron B. Gillis 4/6/09
Title: ______________________	Title: EVP FINANCE, TREASURER

event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

2. Except as set forth in this amendment, the Supplement, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA	**GREEN PLAINS OBION LLC**
By: Ralph M. Bouma	By: ______________
Title: Vice President	Title: ______________